Exhibit 12.1

STOUT LAW GROUP, PA

201 International Circle, Suite 230

Hunt Valley, Maryland 21030

March 20, 2023

Performance Drink Group, Inc.

120 Pebble Trail

Alpharetta, GA 30009

Re:       Offering Statement on Form 1-A

Gentlemen:

We have been requested by Performance Drink Group, Inc. a Colorado corporation (the “Company”), to furnish you with our opinion as to the matters hereinafter set forth in connection with its offering statement on Form 1-A (the “Offering Statement”) relating to the qualification of shares of the Company’s common stock under Regulation A promulgated under the Securities Act of 1933, as amended. Specifically, this opinion relates to 500,000,000 shares of the Company’s $.0001 par value common stock (the “Company Shares”).

In connection therewith, I have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) Resolutions of the Board of Directors of the Company; (c) the Offering Statement and the exhibits thereto; and (d) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as I have deemed necessary as a basis for the opinions herein contained. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

I am an attorney admitted to practice in Maryland. I am familiar with the applicable provisions of the Colorado Revised Statutes, the applicable provisions of the Colorado Constitution and reported judicial decisions interpreting these laws, and I have made such inquiries with respect thereto as I consider necessary to render this opinion with respect to a Colorado corporation. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and, Colorado law, including the statutory provisions, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. I express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to my firm under the caption “Legal Matters” in the prospectus forming a part of the Offering Statement. In giving such consent, I do not thereby admit that I am included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I am of the opinion that the 500,000,000 Company Shares being offered by the Company will, when issued in accordance with the terms set forth in the Offering Statement, be legally issued, fully paid and non-assessable shares of common stock of the Company.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Colorado Revised Statutes and federal securities laws (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to the use of this opinion as an exhibit to the Offering Statement and to the reference to our name under the caption “Legal Matters” in the Offering Statement and in the offering circular included in the Offering Statement. We confirm that, as of the date hereof, we own no shares of the Company’s common stock, nor any other securities of the Company.

Sincerely,

/s/ Matheau J. W. Stout

STOUT LAW GROUP, PA